Exhibit 99.1
News Release

Contact:	Mark Pape Chief Financial Officer Affirmative Insurance Holdings, Inc. (972) 728-6481
AFFIRMATIVE INSURANCE HOLDINGS, INC. ANNOUNCES QUARTERLY
CASH DIVIDEND OF TWO CENTS PER SHARE AND DELAYED FILING FISCAL YEAR 2005 10-K
ADDISON, Texas (March 16, 2006) — Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a producer and provider of personal non-standard automobile insurance, today announced its Board of Directors has declared a quarterly cash dividend on its common stock of two cents per share, payable on March 31, 2006 to shareholders of record at the close of business March 21, 2006.
Affirmative also announced that it will be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) by March 16, 2006, because the Company’s management is finalizing its review of certain accounting matters relating to financial statement presentation and its assessment related to the Company’s internal control over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and requires additional time to complete such review and assessment. Management believes the preparation of its 2005 Form 10-K is substantially complete, subject to the resolution of certain accounting presentation matters and the completion of management’s assessment of the Company’s internal control over financial reporting, as discussed below.
The Company is required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 for the first time as of December 31, 2005. Management’s testing of the internal control over financial reporting as of December 31, 2005, is substantially complete and the Company is in the process of evaluating identified deficiencies.
Due to the additional time required by the Company to complete these activities, the Company cannot file its 2005 Form 10-K within the prescribed period. The Company currently anticipates that the 2005 Form 10-K will be filed no later than the fifteenth calendar day (March 31, 2006) following the date on which the 2005 Form 10-K was due (March 16, 2006). Failing to file on or before March 31, 2006 could have negative consequences for the Company including, but not limited to, that the Company may not be in compliance with its debt agreement and the Company may not be in compliance with Nasdaq Stock Market listing qualifications. The Company currently has no outstanding balances under its debt agreement.
Restatements and Nonreliance on Previously Issued Financial Statements
Management, in consultation with the Audit Committee of the Board of Directors, has determined that certain of the consolidating elimination entries used to prepare previously filed financial reports were not made in conformity with generally accepted accounting principles. The erroneous elimination entries had no effect on reported net income, earnings per share or stockholders’ equity, but did have the effect of materially understating gross revenues and expenses and misstating certain assets and liabilities. Accordingly, management has determined, and the Audit Committee concurs with management’s determination, that previously issued audited consolidated financial statements as of December 31, 2004 and for the year then ended and the previously issued unaudited interim consolidated financial statements as of and for the quarters and year to date periods ended March 31, 2005, June 30, 2005, and September 30, 2005, should be restated and should no longer be relied upon. Management is currently assessing whether the audited financial statements for the years ended December 31, 2002 and December 31, 2003 might also be restated to reflect the correction of consolidating elimination entries. The Company has discussed this matter with its independent public accounting firm.
The Company intends to restate the previously issued financial statements to reflect a correction of an error with respect to consolidating elimination entries. The restatements have no impact on previously reported net income, earnings per share or stockholders’ equity. The restated audited consolidated financial statements as of December 31, 2004 and for the year then ended and the unaudited interim consolidated financial statements as of and for the quarters and year to date periods ended March 31, 2005, June 30, 2005, and September 30, 2005 will be included in the 2005 Form 10-K, which the Company expects to file with the SEC on or before March 31, 2006. The anticipated effect of the restatements on the consolidated statements of operations for the affected periods is presented below.

EFFECT OF RESTATEMENTS ON PREVIOUSLY ISSUED
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)
Unaudited

	For the Year ended
	December 31, 2004
	As Restated	As filed	Difference

Net premiums earned	$194,341	$194,341	$—
Commissions and fees	126,679	92,014	34,665
Net investment income	2,327	2,327	—
Realized gains (losses)	(8)	(8)	—

Total Revenues	323,339	288,674	34,665

Losses and loss adjustment expenses	128,969	128,969	—
Policy acquisition and operating expense	152,313	117,648	34,665
Interest expense	588	588	—

Total expenses	281,870	247,205	34,665

Income tax expense	15,319	15,319	—
Minority interest, net of income taxes	804	804	—
Equity in unconsolidated subsidiaries, net of income taxes	913	913	—

Net income	$24,433	$24,433	$—

	For the Quarter ended
	March 31, 2005
	As Restated	As filed	Difference

Net premiums earned	$47,210	$47,210	$—
Commissions and fees	38,346	24,761	13,585
Net investment income	227	227	—
Realized gains (losses)	(17)	(17)	—

Total Revenues	85,766	72,181	13,585

Losses and loss adjustment expenses	31,708	31,708	—
Policy acquisition and operating expense	42,084	28,499	13,585
Interest expense	217	217	—

Total expenses	74,009	60,424	13,585

Income tax expense	4,207	4,207	—
Minority interest, net of income taxes	95	95	—
Equity in unconsolidated subsidiaries, net of income taxes	173	173	—

Net income	$7,282	$7,282	$—

	For the Quarter ended			For the Six Months ended
	June 30, 2005			June 30, 2005
	As Restated	As filed	Difference	As Restated	As filed	Difference

Net premiums earned	$43,738	$43,738	$—	$90,948	$90,948	$—
Commissions and fees	30,766	23,111	7,655	69,112	47,872	21,240
Net investment income	363	363	—	590	590	—
Realized gains (losses)	(3)	(3)	—	(20)	(20)	—

Total Revenues	74,864	67,209	7,655	160,630	139,390	21,240

Losses and loss adjustment expenses	28,149	28,149	—	59,857	59,857	—
Policy acquisition and operating expense	37,287	29,632	7,655	79,371	58,131	21,240
Interest expense	174	174	—	391	391	—

Total expenses	65,610	57,955	7,655	139,619	118,379	21,240

Income tax expense	3,311	3,311	—	7,518	7,518	—
Minority interest, net of income taxes	212	212	—	307	307	—
Equity in unconsolidated subsidiaries, net of income taxes	250	250	—	423	423	—

Net income	$5,481	$5,481	$—	$12,763	$12,763	$—

	For the Quarter ended			For the Nine Months ended
	September 30, 2005			September 30, 2005
	As Restated	As filed	Difference	As Restated	As filed	Difference

Net premiums earned	$50,328	$50,328	$—	$141,276	$141,276	$—
Commissions and fees	27,901	21,436	6,465	97,013	69,308	27,705
Net investment income	799	799	—	1,389	1,389	—
Realized gains (losses)	11	11	—	(9)	(9)	—

Total Revenues	79,039	72,574	6,465	239,669	211,964	27,705

Losses and loss adjustment expenses	35,468	35,468	—	95,325	95,325	—
Policy acquisition and operating expense	32,862	26,397	6,465	112,233	84,528	27,705
Interest expense	135	135	—	526	526	—

Total expenses	68,465	62,000	6,465	208,084	180,379	27,705

Income tax expense	4,150	4,150	—	11,668	11,668	—
Minority interest, net of income taxes	274	274	—	581	581	—
Equity in unconsolidated subsidiaries, net of income taxes	173	173	—	596	596	—

Net income	$5,977	$5,977	$—	$18,740	$18,740	$—

Unresolved Reconciliations
In the course of management’s assessment of the Company’s internal control over the reconciliations of certain balance sheet accounts, it has been determined by management that some reconciling items were not adequately resolved, including approximately $10 million in premiums and fees receivable. While management continues to analyze the effect of the unresolved reconciling items, at the present time management believes that the resolution of such matters will not result in any material adjustments to previously released financial statements or the 2005 financial statements.
Internal Control Assessment
The Company is required by the Sarbanes-Oxley Act of 2002 to provide, for the first time, management’s assessment of the Company’s internal control over financial reporting as of December 31, 2005, in the 2005 Form 10-K. The Company’s evaluation of internal control over financial reporting is still underway. Management has concluded that the control deficiency that resulted in the restatement of the 2004 annual and 2005 first, second and third quarter financial statements is a material weakness. Specifically, the Company did not maintain effective controls over the review and approval of consolidating elimination entries. Moreover, management has concluded that the control deficiency that resulted in the unresolved reconciling items noted above is a material weakness as effective controls were not maintained over the timely resolution of the reconciling items.
A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Other control deficiencies that have been identified to date, may, individually or in the aggregate, constitute one or more additional material weaknesses. As management continues its evaluation of internal control over financial reporting, and its assessment of the effect of the restatements on its previously issued financial statements, additional control deficiencies may be identified and those control deficiencies may also represent one or more material weaknesses. The existence of one or more material weaknesses as of December 31, 2005 precludes a conclusion by management that the Company’s internal control over financial reporting was effective as of that date. Accordingly, management anticipates that its report will conclude that as of December 31, 2005, the Company’s internal control over financial reporting was not effective due to one or more material weaknesses.
Cautionary Statements
Management’s estimate of the timing of the completion of the 2005 Form 10-K, which includes the completion of management’s assessment of internal control over financial reporting, allowing the Company to file within the extension period and the potential consequences of failing to meet that deadline are forward-looking statements that are subject to significant uncertainties. Important factors that could cause actual results and timing to differ materially from the estimates indicated herein include whether the Company uncovers unanticipated issues during the completion of management’s assessment of internal control and the preparation of the 2005 Form 10-K, as well as the timing and results of the related audit procedures by the Company’s independent public accounting firm.
About Affirmative Insurance Holdings, Inc.
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 13 states, including Texas, Illinois, California and Florida.
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